CONFIDENTIAL TREATMENT*                                           EXHIBIT 10.11
* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN
OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE
SECURITIES AND EXCHANGE COMMISSION. BRACKETS AND "+"
HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.



                                   May 2, 1997



First Commerce Bank
1731 North Elm Street
Commerce, Georgia 30529

Attention: Larry Cole

Ladies and Gentlemen:

          This letter agreement (the "Agreement") will confirm our understanding with respect to the ongoing business relationship between nFront, Inc., a Georgia corporation (the "Company"), and First Commerce Bank, a national bank (the "Bank").

         1. Internet Banking Services. The Company shall provide certain Internet Banking services, as described herein, to the Bank on the following basis:

                  (a) April 1997. During April 1997, the Company shall provide the Bank the services outlined on Schedule A attached hereto in consideration of a payment of $[++++], payable on or before April 30, 1997.

                  (b) May and June 1997. On or before April 30, 1997, the Company shall provide the Bank a development project outline that identifies development projects to be undertaken by the Company on the Bank's behalf in May and June, 1997. On or before May 1, 1997, the Bank may elect either to (i) pay a development fee of $[++++] per month for each of May and June, 1997, such monthly payments to be due on or before the first day of each such month, and such development fees to be used and accounted for by the Company in the same manner as the development work undertaken by the Company on behalf of Bank during the first calendar quarter of 1997 (such development fees paid for May and June 1997, together with the $[++++] paid pursuant to Section l(a) hereof, are referred to herein as "Development Fees"); (ii) engage Company to undertake development work on its behalf on a project by project basis at the current hourly rate of $75.00 per hour, with a monthly minimum of 100 hours; or (iii) license software products from the Company on such terms and rates as are then offered to other banks by the Company generally.

                  (c) July 1997 and Thereafter. Commencing on July 1, 1997 and thereafter, until terminated by either the Company or Bank in accordance herewith, the following provisions shall be operative:

                           (i)      Bank shall pay an annual software
                  maintenance fee of $[++++], which maintenance fee shall not increase until such time as the Company has no further royalty obligations pursuant to Section 5 hereof, whereupon such annual maintenance fee may be increased by the Company; provided, however, such increase shall not exceed [++++]% of the prior annual fee. The annual fee increases will be within Industry Standards. The annual software maintenance fee shall be payable annually in advance beginning July 1, 1997.

                           (ii) The Company shall continue to provide to the Bank Internet service and support for $[++++] per annum, this amount to be adjusted upward or downward by the Company based on changes in level of service and ability along with changes in the industry. If the Bank elects to use another provider for these services or elects to bring these services in house, no further annual Internet fee will be due the Company hereunder. If the Bank elects to move the Internet software in house, the Company will develop, for the Bank's approval, a project plan and cost structure to accomplish the move.

First Commerce Bank
May 2, 1997
Page 2





                           (iii) The Bank shall be obligated to utilize at least 100 hours per month of additional maintenance and/or product development services of the Company, such services to be provided at the rate of $[++++] per hour. With at least two months notice to the Company, the Bank may modify its monthly hours commitment under this Section 1(c). Hours actually spent by the Company's personnel on behalf of the Bank will be summarized in a monthly accounting report. Any hours in excess of 100 (but not to exceed 300) will be billed on a monthly basis to Bank at the rate of [++++]% of the then hourly maintenance rate of the Company. The company will keep its then hourly rate within Industry Standards.


                           (iv)     The Company will host Bank at www.nbank.com

Maintenance services and Internet services and support pursuant to this Section 1(c) shall be as outlined on Schedule B attached hereto.

         2. Support of Bank Personnel. On or after July 1, 1997, the Bank has a right to hire personnel to maintain and modify the "non-transactional" nBank Internet banking center. Such personnel, however, will be trained by the Company, which training time will be billed in the manner contemplated by Section l(c)(iii). The Bank, with the Company's approval which will not be unreasonably withheld, may hire a full time nBank person whose activities will be managed by the Company for a managerial fee to be quoted by the Company, which fee shall be competitive with the market for similar management and consulting services.

         3. Termination. This Agreement shall continue until terminated in the manner set forth below:

                  (a) Either party may terminate this Agreement immediately upon written notice to the other party if there is a material breach of this Agreement by the other party, and such breach remains uncured for a period of 30 days following written notice to the other party setting forth the nature of the breach in reasonable detail.

                  (b) Either party may terminate this Agreement immediately upon written notice to the other party if (i) a petition of bankruptcy is filed (or other commencement of a bankruptcy or similar proceeding shall have occurred) against the other party without its consent under applicable bankruptcy, insolvency, or similar laws as now or hereafter in effect, and such proceeding is not dismissed within sixty days thereafter; (ii) the other party consents to the institution of bankruptcy or insolvency proceedings against it or files a petition, answer or consent seeking reorganization or relief (other than as a creditor) under the U.S. Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency; (iii) the other party consents to the appointment of a receiver; (iv) the other party makes an assignment for the benefit of its creditors; or (v) the other party admits in writing that it is unable to pay its debts generally as they become due.

                  (c) The Bank has a right to terminate this relationship if the Company fails to provide the quality of site development work, uptime and responsiveness to request as is equal to the market standard for top quality and such failure shall continue for a period of 30 days following written notice by the Bank to the Company setting forth the nature of such failure in reasonable detail.

                  (d) All other termination provisions are included in the License and Maintenance Agreement dated July 16, 1996.

         4. Change in Control of the Company. If the Company experiences a change in control, or enters into an agreement that has the effect of a change in control, then the Company. must either (i) pay to the Bank, within 90 days after such change in control, an amount equal to the maximum amount that would then be payable as a royalty to the Bank pursuant to Section 5 hereof or (ii) deliver to the Bank a copy of its then current source code necessary to operate the Bank's Internet site; provided, however, such delivery shall be made pursuant to a license

First Commerce Bank
May 2, 1997
Page 3




whereby the Bank shall be limited in its use of such source code to applications relevant to the Bank's internal use only. If the Company elects to so transfer such source code to the Bank, the Company shall be available to assist the Bank in accomplishing same in accordance with a project plan and cost structure to be mutually agreed upon by the parties. "Change in control" shall mean a change in ownership of the Company such that persons other than the current owners of the company, or their respective affiliates, own equity interest in the Company possessing in excess of 50% of the voting power of all such outstanding equity interests, or do not have the free and unrestrained ability to vote their interest. In addition, should the Company cease conducting all business operations, the Bank shall have the right to secure such source code, subject to the limitation identified above.

         5. Royalty Payments to Bank. The Company hereby agrees to make a royalty payment to the Bank equal to 10% of all license fees received by the Company in consideration of the licensing of Internet banking products described on Schedule C attached hereto; provided; however, in no event shall aggregate royalty payments pursuant hereto exceed the sum of $160,000 plus the aggregate amount of Development Fees paid by the Bank to the Company pursuant to Section l(a) and (b) hereof (such sum referred to herein as the "Royalty Cap"). The Company shall be obligated to make a payment to the Bank equal to the unpaid amount of the Royalty Cap in the event that the Company shall receive a cash infusion, whether by way of equity or debt investment, of $2.2 million or greater at any time during the term hereof, whereupon this royalty obligation shall be extinguished.

         6. Miscellaneous. The Company and the Bank agree to cooperate in an effort to (i) move the "ISP Project" to the Bank and (ii) to relocate the Bank's training center equipment to a mutually agreed upon location. The manner in which, and compensation payable to Company for, the accomplishment of these projects are to be mutually agreed upon by the Bank and the Company. The Bank will continue to be responsible for the T-1 and rent until the first to occur of the ISP relocation or September 31, 1997. During the term of this Agreement, fees and charges payable by the Bank to the Company shall generally be no less favorable to the Bank than such fees and charges as would be payable by any other community bank contracting with the Company for similar services or products under circumstances in which the Company has not elected, for marketing or other reasons, to reduce its fee structure in order obtain a new client or a particular business opportunity.

         7. Entire Agreement. This Agreement, together with the License and Maintenance Agreement dated July 16, 1996, constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by and among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9. Georgia Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule that would cause the application of any laws of any jurisdiction other than the State of Georgia.

First Commerce Bank
May 2, 1997
Page 4




         If the foregoing correctly sets forth our understanding with respect to these matters, please indicate your acceptance thereof in the space provided below whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                               Very truly yours,

                                               nFront, INC.

                                               By:      /s/ Tripp Rackley
                                                    ---------------------------
                                               Its:     President
                                                    ---------------------------


Accepted and agreed as of
the date first above written

FIRST COMMERCE BANK


By:      /s/ L.R. Cole
    ------------------------
Its:     EVP
    ------------------------

                                   SCHEDULE A


              Description of Services to be Provided in April 1997


TASK                       DESCRIPTION
----                       -----------
ISP                        Setup beta customers, and email.

Holiday Site               Easter

Survey Our list of questions has been given to Patty for approval, revision. Awaiting procedures

Web TV                     Site is done.  ASP detection script.

Site registration          nBank re-registration at search engines (nBank Is at
                           Yahoo now) Altavista, Excite, Infoseek, Webcrawler,
                           Lycos

Mortgage rates             Daily updating of mortgage rates

Checking + Rates           Monthly updating of Checking + Rates

Web tracking research      Capture and provided initial Web site traffic reports

DELL orders                Negotiated Price and ordered DELL, Server, and PCs

nBank marketing            Discussion and participation in nBank marketing
                           meeting

Bill Pay                   Technical review - Derek

nBank guest book           Built guest book for the nBank site
                           Guest book to access database and admin site
                           Guest book to SQL

CD Loan DEV                File layouts / importer development

Award entries              Submitted entries in 7 categories for the On-line
                           Banking Association's, On-line Banking Excellence
                           award ceremony

Customer Service           Handled service calls regarding accessing secure
                           pages

Training                   nBank/nFront overview for Patty Pass


                                   SCHEDULE B

                     Description of Software Maintenance and
                          Internet Service and Support

Software Maintenance includes:

         -         New software releases
         -         Application updates
         -         Mandatory federal regulatory compliance
         -         Malfunction remedies ("Bug Fixes")
         -         Documentation maintenance
         -         Remote diagnostics
         -         Service desk and dispatch
         -         Non-chargeable user error remedies

         It is the policy of nFront to provide improvements to the Software and to assist the Customer in its duty to comply with mandatory federal governmental regulations applicable to the data utilized in the Software. nFront reserves the right to discontinue support of previous versions of Software one hundred eighty (180) days after the availability of a new release. Failure of the Customer to install Software releases or any other correction or improvement provided by nFront shall relieve nFront of responsibility for the improper operation or any malfunction of the Software as modified by any subsequent correction or improvement, but in no such event shall any fees paid (or to be paid) by Customer be returned to Customer, and nFront shall be released thereafter from its obligation to support the Software as provided herein.

Internet Service and Support includes:

         -         Incoming Internet access for consumers to access nBank.

                                   SCHEDULE C

                    Description of Internet Banking Products
                          Subject of Royalty Obligation

-         Balance Inquiry
-         Funds Transfer

                                   SCHEDULE D
                                 DOMAIN BRANDING

This service will provide hosting and SSL keys for www.nbank.com.

nFront, Inc. will handle DNS service for the above domains.

The fee for this service is $[++++] per year.

nFront, Inc. will handle the SSL key registration and annual renewals. This pricing model assumes that SSL key renewal costs remain at current prices. In event of a SSL Key renewal price increase, the increase will be passed on to First Commerce Bank.

nFront, Inc.

By:      /s/ Tripp Rackley
      -----------------------------
Its:     President
      -----------------------------
Date:    8/18/97
      -----------------------------


First Commerce Bank

By:      /s/ L.R. Cole
      -----------------------------
Its:     EVP
      -----------------------------
Date:    8/22/97
      -----------------------------

                                   EXHIBIT 1-A

                              SOFTWARE APPLICATIONS

Server Applications
         -         nBusiness On Line Software (See Attached Description)

Fees for the foregoing application are listed in Exhibit 2-A.

This Exhibit is an addendum to the Agreement between nFront, Inc. and First Commerce Bank of Commerce dated July 19, 1996.

First Commerce Bank has the right to cancel the nBusiness portion of this Agreement with written notice to nFront until June 30, 1999.


Customer:                                     Accepted:

First Commerce Bank                           nFront, Inc.

         /s/ Charles W. Blair, Jr.                     /s/ Tripp Rackley
------------------------------------          --------------------------------
Signature                                     Signature

         Charles W. Blair, Jr.                         Tripp Rackley
------------------------------------          --------------------------------
Name                                          Name

         President                                     CEO
------------------------------------          --------------------------------
Title                                         Title

         1/18/99                                       2/17/99
------------------------------------          --------------------------------
Date                                          Date

                                   Exhibit 1-A
                        Software Applications - nBusiness



-------------------------------------------------------------------------------------------------------------------
                                                                                   CURRENT FUNCTION     FUTURE
                                                                                                       FUNCTION
-------------------------------------------------------------------------------------------------------------------
1.    View Account Balances and Histories
      -  DDA/Savings                                                                      X
      -  CD/IRA                                                                           X
      -  Loans and Line of Credit                                                         X
-------------------------------------------------------------------------------------------------------------------
2.    ACH formatted Transfers - Book Transfers, Drafts, Disbursements, Direct
      Deposits between DDA, Savings, Loan, LOC accounts
         -    Immediate and Future Transfers
         -    One Time, Recurring Transfers and Pending Transfers                         X
         -    View Historical Transfers                                                   X
                                                                                                           X
-------------------------------------------------------------------------------------------------------------------
3.    Bill Payment
         -    Immediate and Future Bill Payments                                          X
         -    One Time and Recurring Payments                                             X
         -    Pending Bill Payments                                                       X
         -    Historical Bill Payments                                                                     X
-------------------------------------------------------------------------------------------------------------------
4.    User resources
-     Online Payee Database                                                                                X
-     Business Calculators                                                                                 X
-     Text Messaging                                                                                       X
-     Categories & Journal Entries                                                                         X
-------------------------------------------------------------------------------------------------------------------
5.    Balance Reporting
-     View customer account information for up to two years                               X
-------------------------------------------------------------------------------------------------------------------
6.    Multi-User permissions
-     SuperUser sets up and controls subordinate members' functional access               X
-     Secure log-in
-     Create and change customer password information                                     X
-     Control Account access and disbursement levels                                                       X
                                                                                                           X
-------------------------------------------------------------------------------------------------------------------
7.    Business application integration
-     Microsoft Money, Quicken                                                            X
-     Peachtree, Quick Books, Comma Delimited                                                              X
-------------------------------------------------------------------------------------------------------------------
8.    Online Help                                                                                          X
-------------------------------------------------------------------------------------------------------------------
9.    Virtual Status Requests - EFTPS (Electronic Federal Tax Payments), Stop
      Payments, Wire Transfers
         -    Immediate and Future transactions (where applicable)                        X
         -    Recurring transactions                                                                       X
         -    Pending Transactions                                                        X
         -    View Historical Transfers                                                                    X
-------------------------------------------------------------------------------------------------------------------
10.   Additional Functions
-     Cash Concentration                                                                                   X
-     Controlled Disbursements                                                                             X
-     Cash Flow Manager / Daily Transaction Journal                                                        X
-     ACH version of EFTPS                                                                                 X
-------------------------------------------------------------------------------------------------------------------

                                   Exhibit 1-A
                        Software Applications - nBusiness




---------------------------------------------------------------------------------------------------------
                                                                            CURRENT           FUTURE
                                                                           FUNCTION          FUNCTION
---------------------------------------------------------------------------------------------------------
13.   Bank Administration Site - nBusiness Functions
         - Set / Reset challenge code / Password for SuperUser                X
         - Flag accounts as Cash Management                                   X
         - Audit Management
                  - Receive / respond to time-sensitive Virtual Status        X
                    Requests (VSRs): Stop Pay, Wire Transfers, EFTPS
         -    Detailed Internet Branch Billing                                                   X
         -    Billing System for nBusiness(SM) Customers using
      ACH formatted file                                                                         X
         -    nReach(SM) - Data Mining and Marketing module                                      X
                  - Database Query Capability                                                    X
                  - Promotional e-mails to selected nBusiness(SM)                                X
         Customers
                  - Internet Branch Reporting                                                    X
---------------------------------------------------------------------------------------------------------

                                   Exhibit 2-A

                             nBusiness Software Fees



---------------------------------------------------------------------------
IMPLEMENTATION FEE (INCLUDES NBRANCH)                           N/A

---------------------------------------------------------------------------
MONTHLY MAINTENANCE FEE                                            $[++++]

PER CUSTOMER FEES
         Customer Monthly Fee                                      $[++++]
         New Customer Setup - One Time                             $[++++]


---------------------------------------------------------------------------
TRANSACTION FEES
         New Product Application
         ACH Draft                                                 $[++++]
         ACH Disbursement                                          $[++++]
         Direct Deposit                                            $[++++]
         Book Transfer                                             $[++++]
         Wire Transfer                                             $[++++]
         Stop Pay                                                  $[++++]
         EFTPS - same day request                                  $[++++]
         EFTPS - pass through ACH                                  $[++++]
         Controlled Disbursement (per day)                         $[++++]
         Cash Concentration                                        $[++++]

---------------------------------------------------------------------------
BILL PAYMENT
         Monthly Fee/Account                                       $[++++]
         Per Payment (Internet or Phone)                           $[++++]
         Customer Setup                                           included
         Canceled Check Copy                                       $[++++]
         NSF Fee                                                   $[++++]
         Stop Pay Fee                                              $[++++]
         Additional User Kits                                      $[++++]
         Telephone Bill Payment Setup Fee (One Time)               $[++++]
         Telephone Bill Payment Monthly Maint Fee                  $[++++]
         Telephone Bill Payment Communications                       Quote

---------------------------------------------------------------------------
CHECK IMAGING
         DSI Setup Fee                                               Quote
         Greenway Setup Fee                                          Quote
         Per Check Image Fee                                         Quote
         Check Imaging Communications Charges                        Quote

---------------------------------------------------------------------------
OPTIONS
         nReach Data Mining Reports (Per Report)                   $[++++]
         nForm Multimedia Presentation (10 Frames)                 $[++++]
         Site Map Construction                                     $[++++]
         Management Reporting (Per Month)                          $[++++]
         Internet TV Site                                            Quote

---------------------------------------------------------------------------

                                    NBANK 3.0

                              Enhancement Agreement

----------------------- --------------------------- --------------------------- --------------------------------------
DESCRIPTION                     MONTHLY COMMITMENT             MONTHLY COST              CURRENT EXTENDED COMMITMENT
12/15/96 - 12/31/9                               1             $ [++++]                  $           [++++]
1/1/97 - 3/31/97                                 3               [++++]                              [++++]
TOTAL                                                                                    $           [++++]
----------------------- --------------------------- --------------------------- --------------------------------------

First Commerce Bank agrees to pay the following fees for the duration shown in the monthly commitment column. nFront(R) will provide the following services for payment of these fees(1):

         -     Set up nBank office
         -     ISP
         -     Recruit new employees
         -     Happy New Year site
         -     New Product Suite
         -     Bill Payment
         -     FAQ
         -     Site Map
         -     Quicken export
         -     Games/Quiz/Giveaways
         -     Virtual Vault
         -     Web TV
         -     Network computers
         -     Enhance register program
         -     Scheduled transfers
         -     Enhance pending register

The completion of these projects is based on a full time effort by nFront and will also involve effort from First Commerce Bank. nFront will deliver a schedule of milestones to be completed by First Commerce Bank by January 6, 1996.

Any additional 3rd party costs necessary to complete these projects will be presented to First Commerce Bank for approval. First Commerce Bank agrees to pay nFront these items at the time of order.












--------
(1) These projects are detailed in the 1997 build plan project schedule. Due to the fact that these projects are estimates, First Commerce Bank and nFront agrees that there can be differences in the estimated hours. If the difference is more or less than 20% for any of the projects, nFront will prepare a formal document stating the reasons and will requests FCB approval or to continue with the specific task.

nFront agrees to participate as a consultants and technical advisor for First Commerce Bank at all times. If a specific project outside of the first quarter projects begins to hamper the development of the existing project schedule, nFront will discuss the projects with First Commerce Bank and jointly set the priorities of the projects.


Signatures:


/s/ Charles W. Blair, Jr.                           /s/ Tripp Rackley
------------------------------                      ---------------------------
Charles W. Blair, Jr.                               Tripp Rackley
First Commerce Bank                                 nFront
President                                           President

                        LICENSE AND MAINTENANCE AGREEMENT
                                     BETWEEN
                                  NFRONT, INC.
                                   ("NFRONT")
                              A GEORGIA CORPORATION
                   HAVING ITS PRINCIPAL PLACE OF BUSINESS AT:
                               215 CAMBRIDGE DRIVE
                              ATHENS, GEORGIA 30606
                                       AND
                               FIRST COMMERCE BANK
                                  ("CUSTOMER")
                   HAVING ITS PRINCIPAL PLACE OF BUSINESS AT:
                               1731 N. ELM STREET
                               COMMERCE, GA. 30529

1.       AGREEMENT

         This agreement ("Agreement") provides for the grant of a non-exclusive license of Software ("Software") and the provision of Software maintenance services by nFront to Customer.

2.       INITIAL TERM

         The initial term (the "Initial Term") of this Agreement shall begin on July 16, 1996 (the *Effective Date), and shall remain in effect, subject to the renewal provisions contained within ss.3 hereof, and subject to earlier termination as provided for in ss.13 or ss.15 hereof, for a period of five (5) years following the Effective Date.

3.       AUTOMATIC RENEWAL AND SUBSEQUENT TERM

         Upon expiration of the Initial Term, this Agreement shall be automatically extended for an indeterminate number of successive five
         (5) year periods (each a "Subsequent Term"), unless Customer notifies nFront of its election not to renew at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term.

4.       SOFTWARE RIGHTS

         This Agreement grants Customer non-exclusive license rights to nFront Software. For all purposes of this Agreement, the term "Software" shall mean all those software products described in the Software Applications attached hereto as Exhibit 1 ("Software Applications"). Customer may, by addendum to this Agreement agreed to in writing by nFront, or by separate written agreement with nFront, license other software products provided by nFront. Unless Customer otherwise notifies nFront, all subsequently licensed and installed Software shall be automatically added to this Agreement.

5.       FEES, INSTALLATION CHARGES AND TAXES

         (a)      Fees

                  Customer has been granted hereunder a non-exclusive license for the Software for the duration of this Agreement. The initial and annual Software fees for this license are set forth in the Customer Software Fees attached hereto as Exhibit 2 ("Software Fees").

         (b)      Installation and Special Charges

                  Customer shall pay for Software installation, modification, and non-covered maintenance of Software at nFront's then prevailing professional service fees. A list of nFront's current prevailing professional service fees is attached hereto as Exhibit 3 ("Professional Service Fees"). Expenses for travel and all related expenses for Software installation, modification, and covered and non-covered maintenance shall be reimbursed by Customer to nFront upon invoice.

         (c)      Taxes

                  Customer is additionally responsible for all applicable federal, state, or local taxes (exclusive of income taxes properly payable by nFront) and other governmental fees or assessments incurred as a result of this License, use of the Software by Customer, and services provided by nFront hereunder.

6.       PAYMENT

         (a)      Payment of fees and charges hereunder will be due as follows:

                  (1) One hundred percent (100%) of the initial Software Fees is due at the time Customer signs this Agreement.

                  (2) Fifty percent (50%) of the estimated professional service charges and hardware costs of installation are due at the time Customer signs this Agreement. All professional services are due on an as completed basis.

                  (3) Annual Software Fees for the Software begin to accrue upon the Software Acceptance Date and are due on an annual basis in advance.

                  (4) Non-covered maintenance and travel and related charges are due upon invoice by nFront.

         (b) In the event payment is not made as specified herein, or within thirty (30) days following invoice by nFront, as applicable, Customer shall pay interest at the rate of one and one half percent (1.5%) per month (or the highest applicable legal rate, whichever is lower) on the outstanding overdue balance for each month or part thereof that such sum is overdue. Customer agrees to pay all costs of collection of overdue amounts, including reasonable attorneys' fees and court costs.

7.       SOFTWARE LICENSE

         (a) nFront and/or its suppliers have designed, developed, and made available proprietary computer Software containing trade secrets of nFront and/or its suppliers. Use of this Software is strictly governed by this Agreement. No title or ownership in the Software is transferred to Customer. Customer shall not copy or in any way duplicate the Software, except for reasonable backup procedures approved by nFront. The Software may not be assigned, sublicensed, or otherwise transferred or used by Customer for the benefit of a third party.

         (b) Customer shall hold the Software, together with all materials and knowledge related thereto obtained by Customer, in confidence, and shall use reasonable controls to protect the confidential nature of the Software and such related materials and knowledge.

         (c) Customer agrees to execute any documents reasonably requested by nFront with respect to the Software of any third party licensed or sublicensed by nFront to Customer hereunder.

8.       BASIC MAINTENANCE PERIOD

         The Basic Maintenance Period commences on Monday and continues through Friday of each week (8:00 a.m. to 5:00 p.m. Customer Local Time), except on any day on which banking institutions in Commerce, Georgia, are authorized by law or executive order to close ("Holidays").

9.       EXTENDED MAINTENANCE PERIOD

         The Extended Maintenance Period (all Customer local times):

         Initial all that apply:                                                                             Surcharge
         _____                     Monday through Friday*                  8:00 a.m. to 8:00 p.m.                4%
         _____                     Monday through Friday*                  8:00 a.m. to 12:00 midnight           8%
         _____                     Monday through Friday*                  24 hours starting 8:00 a.m.           16%
         _____                     Saturday*                               8:00 a.m. to 5:00 p.m.                9%
         _____                     Saturday*                               8:00 a.m. to 8:00 p.m.                10%
         _____                     Saturday*                               8:00 a.m. to 12:00 midnight           12%
         _____                     Saturday*                               24 hours starting 8:00 a.m.           14%
         _____                     Sunday or Holiday                       8:00 a.m. to 5:00 p.m.                16%
         _____                     Sunday or Holiday                       8:00 a.m. to 8:00 p.m.                19%
         _____                     Sunday or Holiday                       8:00 a.m. to 12:00 p.m.               22%
         _____                     Sunday or Holiday                       24 hours starting 8:00 a.m.           27%
         *Except Holidays

10.       COVERED MAINTENANCE

         (a)      General

                  nFront will provide the maintenance required to assure that the Software operates according to nFront's standard specifications. Such maintenance will be performed during the Basic Maintenance Period, and, if ss.9 of this Agreement applies, during the time periods specified therein.

         (b)      Software Maintenance

                  Software Maintenance includes:
                  (I)      New software releases
                  (ii)     Application updates
                  (iii)    Mandatory federal regulatory compliance
                  (iv)     Malfunction remedies ("Bug Fixes")
                  (v)      Documentation maintenance
                  (vi)     Remote diagnostics
                  (vii)    Service desk and dispatch
                  (viii)   Non-chargeable user error remedies

                  It is the policy of nFront to provide improvements to the Software and to assist the Customer in its duty to comply with mandatory federal governmental regulations applicable to the data utilized in the Software. nFront reserves the right to discontinue support of previous versions of Software one hundred eighty (180) days after the availability of a new release. Failure of the Customer to install Software releases or any other correction or improvement provided by nFront shall relieve nFront of responsibility for the improper operation or any malfunction of the Software as modified by any subsequent correction or improvement, but in no such event shall any fees paid (or to be paid) by Customer be returned to Customer, and nFront shall be released thereafter from its obligation to support the Software as provided herein.

         (c)      Non-Covered Maintenance

                  Covered maintenance does not include the following: (i) maintenance outside the agreed Basic Maintenance Period unless and to the extent indicated in ss.9 of this agreement; (ii) maintenance required by: (a) operator error or improper operation of the Software, (b) modifications or additions to Software performed by other than nFront personnel or by their designees, (c) modifications or additions by Customer to equipment such that the Software requires modifications in order to operate according to nFront documentation, (d) damage to Software by Customer's employees or third parties, (e) causes beyond the reasonable control of nFront including, but not limited to, acts of God or public enemies, labor disputes, supplier or materials shortages, embargoes, rationing, acts of government authorities, utility or communication failures, epidemics, riots, strikes, or war, or (f) electrical disturbances, outages or brownouts; (iii) nFront's requested involvement in determining or solving a problem on Software not covered by this Agreement; (iv) Software modification or customization requested by Customer.

11.      SOFTWARE ACCEPTANCE DATE

         The Software Acceptance Date shall be the date the Software is first used for daily operations by Customer.

12.      DISCLAIMER

         EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, NFRONT DISCLAIMS ALL WARRANTIES ON THE SOFTWARE AND SERVICES FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL NFRONT'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT PAID TO NFRONT UNDER THIS AGREEMENT DURING ANY PERIOD OF TWELVE (12) CONSECUTIVE MONTHS. NFRONT SHALL NOT BE LIABLE IN ANY EVENT FOR DAMAGES RESULTING FROM LOSS OF DATA, LOSS OF PROFITS, USE OF PRODUCT, OR FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF NFRONT'S LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE. ANY ACTION AGAINST NFRONT MUST BE BROUGHT WITHIN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES.

13.      TERMINATION

         nFront may, at its option, terminate this Agreement upon notice to Customer if Customer fails to comply with any of the terms and conditions hereof, including, without limitation, payment terms, applicable to Customer. Upon notice of termination of this Agreement under this ss.13, or upon any other termination or expiration of this Agreement, Customer agrees to discontinue all use of the Software and return to nFront all copies of the Software and related documentation in Customer's control or possession, together with a written certification that it has done so. No termination of this Agreement by nFront shall constitute a waiver of any rights available to nFront as a result of any breach of this Agreement by Customer.

14.      EXCUSABLE DELAYS

         nFront shall not be liable for delays in delivery, failure to deliver, or otherwise to perform any obligation hereunder when such delay or failure arises beyond the reasonable control and without the fault or negligence of nFront, including, without limitation, such causes as acts of God or public enemies, labor disputes, supplier or material shortages, embargoes, rationing, acts of local, state, or national governments or public agencies, utility or communication failures, fire, flood, epidemics, riots, strikes, or war. The time for performance of any obligation delayed by such events will be postponed for a period equal to the delay, unless Customer and nFront agree to the contrary in writing.

15.      INTELLECTUAL PROPERTY RIGHTS

         nFront shall indemnify Customer from any and all damages and costs finally awarded for infringement of any valid United States patent, trademark, or copyright in any suit based upon the license by nFront or the proper use by Customer of the Software hereunder, where nFront is the infringer with respect thereto, and from reasonable expenses incurred in defense of such suit if nFront does not undertake the defense thereof, provided that nFront is promptly notified of any such suit, and, at its option, is given full and exclusive authority for the control and defense of the same and all negotiations for its settlement or compromise, and, further provided that this indemnity shall not extend to infringement resulting from: (i) nFront's compliance with Customer's designs, processes, or formulas; (ii) a combination with or an addition to the Software of any software not supplied by nFront hereunder; or, (iii) a modification of the Software by any person other than nFront. If any claim has occurred, or in nFront's opinion is likely to occur, Customer shall permit nFront, at nFront's option and expense, either to procure for Customer the right to continue using the Software or to replace or modify the same so that it becomes non-infringing. If neither of the foregoing alternatives is acceptable to nFront, Customer shall return the Software on written request by nFront and this Agreement shall terminate with no continuing obligation or liability of nFront to Customer. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF NFRONT FOR INFRINGEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESSED OR IMPLIED, IN REGARD THERETO.

16.      NOTICES

         Whenever any party hereto desires or is required to give any notice, demand, consent, approval, satisfaction, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service (which shall include delivery by delivery service, over-night delivery service, telecopy, or telefax) or mailed, by United States certified mail, postage prepaid, and addressed as follows:

         If to nFront:           nFront
                                 215 Cambridge Drive
                                 Athens, Georgia  30606
                                 Attn.:  President
                                 Facsimile:  (706) 613-9201

         If to Customer:         Customer's Address as specified on the
                                 signature page hereof
                                 Facsimile:  (706) 335-8249

         Such communications, when personally delivered, shall be effective upon receipt, but, if sent by certified mail in the manner set forth above, shall be effective three (3) business days following deposit in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in accordance with the requirements of this section.

17.      MISCELLANEOUS

         Except as otherwise provided herein, this Agreement, including any attachments hereto, constitutes the entire agreement between Customer and nFront, and there are no other agreements, representations, or warranties, expressed or implied, written or oral. The validity, enforcement, interpretation, and construction of this Agreement shall be determined in accordance with the laws of the state of Georgia. Each party consents to the exclusive personal jurisdiction and venue of the state and federal courts with jurisdiction in Fulton County, Georgia for a resolution of all disputes arising hereunder. If any provision of this Agreement shall, for any reason, be held unenforceable in any respect, such unenforceability shall not affect any other provision hereof, and this Agreement shall be construed to limit the application of such unenforceable provision to the minimum extent necessary to render the same enforceable, and, if such a limiting construction is not possible, such unenforceable provision shall be deleted as if never contained herein. Special provisions to this Agreement, if any, shall be attached as exhibits or addenda hereto, and shall be binding only when executed or initialed by authorized representatives of Customer and nFront. Any such special provisions shall control any conflict with the provisions hereof Customer may not assign its rights hereunder or delegate its duties hereunder, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of nFront, which consent may be withheld in the sole discretion of nFront. The headings and sub-headings used in this Agreement are for convenience only and do not limit or amplify the terms hereof. The authorization, following the execution of this Agreement, of additional workstations or items of software shall be deemed an amendment to this Agreement binding upon the parties during the entire term hereof.

18.      SPECIAL PROVISIONS

         nFront will pay Customer 10% of all Balance Inquiry and Funds Transfer Sales until Customer has received $96,000.00

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below. This Agreement shall be effective, following execution by Customer, upon acceptance by nFront at its principal place of business indicated herein.

                                              ACCEPTED:

Customer:                                     nFront:

/s/ Charles W. Blair, Jr.                     /s/ Tripp Rackley
--------------------------------              --------------------------------
Signature                                     Signature

Charles W. Blair, Jr.                         Tripp Rackley
--------------------------------              --------------------------------
Charles W. Blair, Jr.                         Tripp Rackley


--------------------------------              --------------------------------
President                                     President

7/19/96                                       7/19/96
--------------------------------              --------------------------------
Date                                          Date


BILLING ADDRESS:
First Commerce Bank
1731 N. Elm Street
Commerce, Georgia 30529

                                    EXHIBIT 1

                              SOFTWARE APPLICATIONS


Server Applications
          -       WebBank(TM) Membership
          -       WebBank(TM) Online Software
          -       WebBank(TM) Balance Inquiry Software Module
          -       WebBank(TM) Funds Transfer Module

                                    EXHIBIT 2

                                  SOFTWARE FEES


COST SUMMARY


----------------------------------------------------------------------------------------------
PROJECT                          DESCRIPTION                                       COST
----------------------------------------------------------------------------------------------
SECURE TRANSACTION
----------------------------------------------------------------------------------------------
                                 NetBank 2.0 Transaction Software & Hardware      $[++++]
----------------------------------------------------------------------------------------------
NETBANK SITE IMPROVEMENTS
----------------------------------------------------------------------------------------------
                                 ATM Interface Web Site                           $[++++]
----------------------------------------------------------------------------------------------
                                 Customer/Guestbook database                      $[++++]
----------------------------------------------------------------------------------------------
                                 Customer Training Session                        $     -
----------------------------------------------------------------------------------------------




ANNUAL SOFTWARE FEE COST SUMMARY


-------------------------------------------------------------------------------
DESCRIPTION                    COST         QUANTITY          EXTENDED COST
-------------------------------------------------------------------------------
Annual Software Fees        $ [+++++++]         1              $[+++++++]

                                    EXHIBIT 3

                              PROFESSIONAL SERVICES



HOURLY BLOCKS                                                COST PER HOUR
-------------                                                -------------
0 - 100                                                      $[++++]
101 - 200                                                    $[++++]
201 - 300                                                    $[++++]

                            NREACH CONTRACT ADDENDUM


By accessing the bank's administrative site, nReach options will be made available. These features will provide the bank the capability to communicate with their web bank customers using a web browser. The initial release of nReach enables bank management to query their on-line nHome customers using the bank's Internet branch and communicate with them using email capabilities. This provides the bank a means to send marketing or informational e-mails to the selected customers. The bank can use standard queries as well as create bank-defined queries. The queries will generate lists of customers meeting the criteria defined in the selected query. An e-mail message can then be assigned and sent to the selected customer list.

                                NREACH CURRENT CHARGES


Institution Set Up Fee:     $[++++] - waived

License Fee                 $[++++]

Service Fee:                $[++++] - included with nHome

Annual Maintenance          $[++++]

nHome Per `Run Query' Fee:  $[++++] - included in License Fee/Annual Maintenance




nFront, Inc.

By:      /s/ Tripp Rackley
     ------------------------------------------

Its:     Chairman / CEO
     ------------------------------------------

Date:    12/18/98
     ------------------------------------------

Bank Name:        First Commerce Bank
     ------------------------------------------

By:      /s/ L.R. Cole
     ------------------------------------------

Its:     EVP
     ------------------------------------------

Date:    12/8/98
     ------------------------------------------